                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                          FILED BY THE REGISTRANT [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                        [ ] Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [X] DEFINITIVE PROXY STATEMENT
                      [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant to Rule 14a-11(c)
                                 or Rule 14a-12


                           AER ENERGY RESOURCES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              (4) Proposed maximum aggregate value of transaction:
                              (5) Total fee paid:

              [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                          (1) Amount Previously Paid:
               (2) Form, Schedule or Registration Statement No.:
                               (3) Filing Party:
                                (4) Date Filed:

                               [AER ENERGY LOGO]


                                                                  March 6, 2000


Dear Shareholder:

          You are cordially invited to attend the 2000 Annual Meeting of Shareholders of AER Energy Resources, Inc. on Wednesday, April 12, 2000, at 11:00 a.m., local time, at the Sheraton-Buckhead Hotel, 3405 Lenox Road, NE, Atlanta, Georgia 30326.

          The business to be acted on during the meeting includes the election of six directors. The accompanying proxy statement contains details on this item. We will also review the major developments of 1999.

          Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

          I look forward to seeing you on April 12. Thank you for your continuing interest in the Company.

                                          Sincerely yours,

                                          /s/ DAVID W. DORHEIM

                                          David W. Dorheim
                                          President and Chief Executive Officer
                                          AER Energy Resources, Inc.

                           AER ENERGY RESOURCES, INC.
                        4600 HIGHLANDS PARKWAY, SUITE G
                             SMYRNA, GEORGIA 30082

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 12, 2000


To the Shareholders of AER Energy Resources, Inc.:

          The Annual Meeting of Shareholders of AER Energy Resources, Inc. (the "Company") will be held at the Sheraton-Buckhead Hotel, 3405 Lenox Road, NE, Atlanta, Georgia 30326, on Wednesday, April 12, 2000, at 11:00 a.m., local time, for the following purposes:

         1.       To elect six directors.

         2. To transact such other business as may properly come before the meeting.

          February 11, 2000 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof.

          Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

                                       By Order of the Board of Directors

                                       /s/ J. T. MOORE

                                       J. T. Moore
                                       Vice President - Chief Financial Officer,
                                       Secretary and Treasurer

MARCH 6, 2000

          SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. YOUR COOPERATION IS APPRECIATED.

                           AER ENERGY RESOURCES, INC.
                        4600 HIGHLANDS PARKWAY, SUITE G
                             SMYRNA, GEORGIA 30082

                                PROXY STATEMENT
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2000

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AER Energy Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Sheraton-Buckhead Hotel, 3405 Lenox Road, NE, Atlanta, Georgia 30326, at 11:00 a.m., local time, on April 12, 2000, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 is enclosed. This Proxy Statement and accompanying form of proxy and the Company's 1999 Annual Report to Shareholders were first sent or given to shareholders on or about March 6, 2000.

SOLICITATION OF PROXIES

          This proxy solicitation will be conducted principally by mail, and the cost will be paid by the Company. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

          In voting on the election of directors (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 1, the election of all the nominees for director set forth below under "Election of Directors". Some proxies may be broker non-votes (marked to indicate that the shares are not being voted).

          The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy is marked to withhold authority or abstain or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

          The election of directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote.

          Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A shareholder may attend the Annual Meeting, revoke his proxy, and vote in person.

                               VOTING SECURITIES

          Only holders of record as of the close of business on February 11, 2000 of the Company's common stock, no par value ("AER Common Stock"), are entitled to vote at the Annual Meeting. On that date, there were 24,850,263 shares of AER Common Stock outstanding, each entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of February 11, 2000, certain information with respect to the only persons known by the Company to be the beneficial owners, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding AER Common Stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. The following table is based in part upon information from SEC Schedule 13Ds and 13Gs furnished to the Company.

                                                                                          PERCENT OF
                                                                   AMOUNT OF              OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP       COMMON STOCK
------------------------------------                          --------------------       -------------
Jon A. Lindseth                                                  6,599,645(1)                25.2%
  12651 Elmwood Avenue
  Cleveland, OH  44111

Jon A. Lindseth, Trustee under Jon A. Lindseth Trust             6,469,645(1)                24.7%
  Agreement dated April 25, 1986, as modified
  12651 Elmwood Avenue
  Cleveland, OH  44111

AER Partners                                                     3,189,915(1)                12.2%
  12651 Elmwood Avenue
  Cleveland, OH  44111

Elmwood Partners II                                              3,158,500(1)                12.1%
  12651 Elmwood Avenue
  Cleveland, OH  44111

Odyssey Partners, L.P.                                           2,177,055(2)                 8.3%
  31 West 52nd Street
  New York, NY  10019

Keystone, Inc.                                                   1,095,500(3)                 4.2%
  201 Main Street, Suite 3100
  Fort Worth, TX  76102

FW AER Partners L.P.                                             2,419,158(3)                 9.0%
  201 Main Street, Suite 3100
  Fort Worth, TX  76102

----------
(1) The Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified (the "Trust"), is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's 24.7% interest in AER Common Stock is owned indirectly through the Trust's 50% ownership interests in AER Partners and Elmwood Partners II and 30% ownership interest in Battery Partners. Elmwood Partners II and AER Partners are investment partnerships that are composed of substantially the same partners. Battery Partners is a partnership which owns 121,230 shares or 0.5% of the outstanding AER Common Stock. Each of these entities is controlled by Mr. Lindseth. Mr. Lindseth claims beneficial ownership of all shares of AER Common Stock indirectly owned by the Trust. Mr. Lindseth also controls The Kindt-Collins Company ("Kindt-Collins") which owns 100,000 shares of AER Common Stock. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II and Kindt-Collins and a 26% interest in Battery Partners. Mr. Lindseth disclaims beneficial ownership of the interest of his children and their spouses in AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners. Giving effect to the shares owned directly and by AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners, Mr. Lindseth and his wife currently control approximately 25.2% of the outstanding AER Common Stock.
(2) Messrs. Stephen Berger, Leon Levy, Jack Nash, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey Partners, L.P., a privately-held investment partnership ("Odyssey"), may be deemed to beneficially own the shares of AER Common Stock owned by Odyssey. Each of such partners disclaims any such beneficial ownership (within the meaning of Rule 13d-3) which exceeds the proportionate interest in the AER Common Stock which he may be deemed to own as a general partner of Odyssey. No other persons exercise (or may be deemed to exercise) any voting or investment power over the shares of AER Common Stock owned by Odyssey.
(3) Shares reported as beneficially held by Keystone, Inc. ("Keystone") include 1,000,000 shares held by Keystone; 77,500 shares held jointly by David G. Brown, Vice President and Chief Financial Officer of Keystone, and his spouse, Maureen Brown; and 18,000 shares held by Mark A. Wolfson, Vice President of and Consultant to Keystone.
         Robert M. Bass as President and sole director of Keystone may, pursuant to Rule 13d-3, be deemed to be the beneficial owner of the 1,000,000 shares of AER Common Stock owned by Keystone. In May 1996, FW AER Partners L.P. ("FW Partners") acquired 1,584,158 shares plus warrants to purchase an additional 835,000 shares. Group 31, Inc. as sole general partner of FW Partners and J. Taylor Crandall as President of Group 31, Inc. may, pursuant to Rule 13d-3, be deemed to be the beneficial owners of the 1,584,158 shares of AER Common Stock and warrants to purchase an additional 835,000 shares of AER Common Stock owned by FW Partners. The above individuals, together with Keystone, FW Partners and Group 31, Inc. jointly filed a Schedule 13D reporting the acquisition of an aggregate of 3,514,658 shares of AER Common Stock because they may be deemed to constitute a "group" within the meaning of Rule 13d-3. The Schedule 13D filing did not include 14,750 shares received subsequent to the filing by David G. Brown pursuant to the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan.

     Security Ownership of Directors and Management

         The following table sets forth, as of February 11, 2000, certain information concerning the beneficial ownership, as defined in Rule 13d-3, of shares of AER Common Stock by the directors, the Named Executive Officers (as defined in the Executive Compensation section below), and all executive officers and directors as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                                              PERCENT OF
                                                                        AMOUNT OF            OUTSTANDING
NAME OF BENEFICIAL                                                      BENEFICIAL              COMMON
OWNER                          POSITION                                 OWNERSHIP                STOCK
-----                          --------                                 ---------                -----
Jon A. Lindseth                Chairman of the Board                    6,599,645(1)(2)          25.2%
David W. Dorheim               Director, President and Chief
                                Executive Officer                         192,360(3)                *
David G. Brown                 Director                                    92,250(2)(4)             *
James W. Dixon                 Director                                    29,250(2)                *
William L. Jackson             Director                                    35,250(2)                *
John L. Wilkes                 Director                                    42,250(2)                *
R. Dennis Bentz                Vice President - Product and
                                Process Development                       123,010(3)                *
Frank M. Harris                Vice President - Marketing and
                                Licensing                                 122,460(3)                *
J. T. Moore                    Vice President - Chief Financial
                                Officer, Secretary and Treasurer               --                   *
Lawrence A. Tinker             Vice President - Advanced
                                Technology                                113,747(3)                *
All executive officers and
  Directors as a group
  (10 persons)                                                          7,350,222(5)             27.7%

----------
 *       Less than 1.0%
(1) Includes 3,189,915 shares held by AER Partners, 3,158,500 shares held by Elmwood Partners II, 121,230 shares held by Battery Partners and 100,000 shares held by Kindt-Collins.
(2) Includes shares awarded pursuant to the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan, which are subject to restrictions on transfer that lapse over five years.
(3) Includes 140,000, 70,000, 70,000, and 90,000 shares subject to options immediately exercisable at $3.19 per share held by Messrs. Dorheim, Bentz, Harris, and Tinker respectively.
(4)      Includes 77,500 shares held jointly by Mr. Brown and his spouse.
(5)      Includes a total of 370,000 shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, six directors will be elected to serve for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below. Should any nominee be unable or fail to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

     The following table sets forth certain information concerning persons nominated as directors.

                                                 POSITION WITH COMPANY                    DIRECTOR OF
NAME                        AGE                AND PRINCIPAL OCCUPATION                  COMPANY SINCE
----                        ---                ------------------------                  -------------
Jon A. Lindseth             65      Chairman of the Board. Chairman of Kindt-Collins          1989
                                     (foundry supply company)
David W. Dorheim            50      Director, President and Chief Executive Officer           1989
David G. Brown              43      Director.  Managing partner of Oak Hill Venture           1996
                                     Partners; Vice President and Chief Financial
                                     Officer of Keystone; limited partner of FW
                                     Partners; principal of Arbor Investors, LLC (all
                                     are investment companies). Mr. Brown also
                                     serves on the Board of Directors of Bell &
                                     Howell Company.
James W. Dixon              52      Director.  Chief Executive Officer of Broadreach          1997
                                     Consulting, Inc. (formerly The Reohr Group)
                                     (internet professional services company). Mr.
                                     Dixon also serves on the Board of Directors
                                     of US Data, Inc.
William L. Jackson          73      Director.  Retired Chairman of Tupperware, Inc.           1993
                                     (consumer product manufacturer)
John L. Wilkes              74      Director.  Retired Senior Vice President of               1993
                                     Technology Worldwide of Duracell Battery
                                     Company (battery manufacturer)

         Each nominee for director has been principally employed in his present capacity or a similar capacity with the same organization for at least the last five years except as follows: from 1988 to 1996, Mr. Dixon served as Chairman and Chief Executive Officer of CompuCom Systems, Inc., a national computer reseller and services company.

         Each of the Company's directors serves for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met seven times during 1999 and each director attended at least 75% of such meetings. During 1999, each director serving on a committee of the Board attended at least 75% of the meetings of each committee on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has standing Audit and Compensation Committees, which are composed of three members each. The Board of Directors does not have a nominating committee.

         The Audit Committee, composed of Messrs. Lindseth, Jackson and Wilkes, met one time in 1999. The functions of the Audit Committee are to recommend to the Board each year the accounting firm to be retained as the Company's independent auditors, consider the fee arrangement and scope of the audit, review the financial statements and the independent auditors' report and the accompanying management letter, and consult with the independent auditors with regard to the adequacy of the Company's overall accounting and financial controls.

         The Compensation Committee, composed of Messrs. Lindseth, Brown, and Jackson, met one time in 1999. The purpose of the Compensation Committee is to approve compensation policies and programs for the Company's employees and executive officers and to grant options to employees and executive officers under the Company's 1992 Stock Option Plan (the "Stock Option Plan").

SHAREHOLDER VOTE

         The election of the six nominees named above will require the affirmative vote of the holders of a plurality of the shares of AER Common Stock voted at the Annual Meeting, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of directors who are not employees of the Company. The Board of Directors has delegated to the Committee the authority:

         1. To determine the compensation of David W. Dorheim, President and Chief Executive Officer of the Company.

         2. To approve, upon recommendation by Mr. Dorheim, the compensation arrangements of executive officers of the Company, other than Mr. Dorheim, including the executive officers named in the Summary Compensation Table below.

         3. To grant options to employees of the Company under the Stock Option Plan and to carry out the duties and responsibilities of the Board of Directors with respect to the Company's incentive plans.

   Compensation Policies

         The Company's compensation policies for executive officers are designed to provide competitive levels of compensation allowing the Company to attract and retain highly qualified executive officers whose contributions are essential to the success of the Company. The Committee approves salary increases of executive officers. The Company's compensation policies for executive officers have two principal components: (1) a significant portion of an individual executive officer's compensation depends on the performance of the individual, and (2) compensation in the form of stock options is contingent upon continued employment of the executive officer over a specified period of time because options typically do not fully vest for five years. The Committee believes that ownership of the Company's stock by its executive officers is important, and the Company's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation of Mr. Dorheim and the other executive officers is provided below.

   Annual Salaries

         The annual salaries of executive officers are fixed initially at amounts that are deemed sufficient to induce them to accept employment with the Company. Salaries of executive officers are reviewed annually, and increases, if any, are made based on the individual's and the Company's performance. To the extent any salary increases have been granted, they have been based on a subjective evaluation of the performance of the recipient.

         The Company currently intends that all compensation paid to executive officers shall qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation paid to certain executive officers of public corporations in excess of $1,000,000 per year is not deductible for federal income tax purposes.

   Payment of Bonuses

         No bonuses were paid in 1999 to the executive officers, except Mr. Dorheim as described below.

   Compensation of Chief Executive Officer

         Using the criteria discussed above and in recognition of his continued efforts in implementing a new corporate strategy, Mr. Dorheim's salary was $207,040 for 1999, an increase of $8,194 (4%) over the prior year. Pursuant to an understanding between the Company and Mr. Dorheim when he was hired in 1989, Mr. Dorheim receives a $6,000 per year automobile allowance. In addition, Mr. Dorheim received a $33,000 bonus payment in 1999.

   Stock Options

         Under the Stock Option Plan, in 1993, 1994 and 1995, the Committee awarded to executive officers options to purchase AER Common Stock. These options become exercisable at 20% per year following the date of grant, expire in ten years, and were originally priced at 100% of the fair market value of the AER Common Stock at the date of each grant. These options were repriced effective March 22, 1996 to the closing market price on that date. In connection with the repricing, each option holder agreed that each of the repriced options could not be exercised for a period of one year. In 1999, under the Stock Option Plan, the Committee awarded to executive officers and all other employees options to purchase AER Common Stock. These options become exercisable in 2001 if certain performance goals are met by the Company; if the goals are not met, the options will fully vest five years from the date of grant. All of the options granted by the Company encourage executive officers and employees to remain employed by the Company, and the value of the options depends on increases in the market value of AER Common Stock.

         Submitted by the Compensation Committee of the Board of Directors.

                  JON A. LINDSETH
                  DAVID G. BROWN
                  WILLIAM L. JACKSON

EXECUTIVE COMPENSATION

          Compensation Summary. The following table shows, for the last three fiscal years of the Company, annual compensation paid, earned or awarded by the Company to the President and Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE (1)


                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                            --------------
                                                                                                AWARDS
                                                                                                ------
                                                   ANNUAL COMPENSATION                         NUMBER OF
                                  -------------------------------------------------------     SECURITIES
                                                                        OTHER ANNUAL          UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)     BONUS ($)    COMPENSATION ($)      OPTIONS(#)(2)
---------------------------       ----    -----------   ----------  ---------------------   --------------
David W. Dorheim                  1999      207,040        33,000         6,000 (3)            75,000
  President and Chief             1998      198,846        33,000   6,000 (3) / 18,568(4)          --
  Executive Officer               1997      223,598        45,000   6,000 (3) / 18,568(4)          --

R. Dennis Bentz                   1999      156,874            --            --                60,000
  Vice President - Product        1998      150,840            --               18,568(4)          --
  and Process Development         1997      144,533        15,000               18,568(4)          --

Frank M. Harris                   1999      156,874            --            --                60,000
  Vice President -                1998      150,840            --               18,568(4)          --
  Marketing and Licensing         1997      145,811        15,000               18,568(4)          --

J. T. Moore                       1999      110,917            --            --                60,000
  Vice President -                1998       35,397(5)         --            --                    --
  Chief Financial Officer,        1997           --            --            --                    --
  Secretary and Treasurer

Lawrence A. Tinker                1999      149,221            --            --                60,000
  Vice President -                1998      133,452            --               16,917(4)          --
  Advanced Technology             1997      128,858        15,000               16,917(4)          --

----------------
(1) The Company does not maintain a "long-term incentive plan," as defined by rules of the SEC, and has not made any awards of stock appreciation rights ("SARs").
(2)      Consists of options issued pursuant to the Stock Option Plan.
(3)      Automobile allowance.
(4) Consists of the forgiveness of notes receivable and related interest and the reimbursement of related income taxes.
(5) Mr. Moore was hired in September 1998. His annual salary in 1998 was $110,000.

OPTION GRANTS IN 1999

         The following table shows individual grants of stock options, under the Stock Option Plan, made during 1999 to the Named Executive Officers.


                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL RATES OF STOCK
                                        INDIVIDUAL GRANTS                PRICE APPRECIATION FOR OPTION TERM
                            -----------------------------------------    -----------------------------------
                             NUMBER OF       PERCENT OF
                             SECURITIES    TOTAL OPTIONS    EXERCISE
                             UNDERLYING      GRANTED TO      OF BASE
                              OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION
NAME                        GRANTED (#)     FISCAL YEAR      ($/SH)         DATE       5% ($)     10% ($)
----                        -----------     -----------     --------     ----------    ------     -------
David W. Dorheim               75,000            11%          0.25         7/1/09      11,792      29,883
R. Dennis Bentz                60,000             9%          0.25         7/1/09       9,433      23,906
Frank M. Harris                60,000             9%          0.25         7/1/09       9,433      23,906
J. T. Moore                    60,000             9%          0.25         7/1/09       9,433      23,906
Lawrence A. Tinker             60,000             9%          0.25         7/1/09       9,433      23,906

EXERCISES OF OPTIONS IN 1999 AND AGGREGATE YEAR-END OPTION VALUES

          Shown below is information with respect to the year-end values of all options held by the Named Executive Officers. No Named Executive Officer exercised any options in 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                              SHARES                     UNDERLYING            VALUE OF UNEXERCISED
                             ACQUIRED                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                ON         VALUE        AT FY-END (#)            AT FY-END ($) (1)
                             EXERCISE    REALIZED        EXERCISABLE/               EXERCISABLE/
NAME                            (#)         ($)         UNEXERCISABLE              UNEXERCISABLE
----                            ---         ---         -------------              ------------
David W. Dorheim                N/A         N/A       140,000 / 95,000              0 / 1,170
R. Dennis Bentz                 N/A         N/A        70,000 / 70,000              0 / 936
Frank M. Harris                 N/A         N/A        70,000 / 70,000              0 / 936
J. T. Moore                     N/A         N/A             0 / 60,000              0 / 936
Lawrence A. Tinker              N/A         N/A        90,000 / 70,000              0 / 936

----------
(1) Equal to the net value of the option as of December 31, 1999, i.e., the closing market price of $0.266 per share of AER Common Stock on December 31, 1999, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

LONG-TERM INCENTIVE PLAN AWARDS IN 1999

          The Company has no "long-term incentive plan" as defined in the SEC's proxy statement disclosure rules.

PENSION PLAN

          The Company has no defined benefit or actuarial plan.

DIRECTOR COMPENSATION

         The Company historically has paid no cash compensation to its directors, except reimbursement for reasonable expenses. In 1993, the Board of Directors adopted the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors are granted restricted stock awards. The Restricted Stock Plan was approved by the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders. Under the Restricted Stock Plan, every five years each non-employee director receives a restricted stock award covering 15,000 shares of AER Common Stock. Restrictions on such shares lapse 20% per year for each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the shareholders. As of February 11, 2000, 155,750 outstanding shares had been awarded pursuant to the Restricted Stock Plan.

PERFORMANCE MEASUREMENT COMPARISON

         The following chart shows total shareholder returns for the periods indicated for each of (i) AER Common Stock, (ii) the Nasdaq Stock Market-U.S. Index, and (iii) the Chase Hambrecht & Quist Growth Index (a subset of the Chase Hambrecht & Quist Technology Index).


     COMPARISON OF SIXTY MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT AMONG AER ENERGY RESOURCES, INC., THE NASDAQ STOCK MARKET U.S. INDEX AND THE
                      CHASE HAMBRECHT & QUIST GROWTH INDEX

                                    [CHART]

                           12/31/94   12/31/95   12/31/96   12/31/97   12/31/98    12/31/99
                           --------   --------   --------   --------   --------    --------
AER Energy Resources        100.00      63.89      48.61      25.00      16.67        5.90
Chase H&Q Growth            100.00     166.89     174.68     179.41     260.24      729.00
Nasdaq Market-U.S.          100.00     141.33     173.89     213.07     300.25      542.43

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Effective May 7, 1993, the Board of Directors established a Compensation Committee of which no executive officers or former executive officers are or have been members. Prior to May 1993, the Board of Directors as a whole, including Mr. Dorheim, participated in determining executive officer compensation.

         Mr. Lindseth is Chairman of the Board and founder of the Company. Prior to the Company's initial public offering in 1993, entities controlled by Mr. Lindseth, which consist of Kindt-Collins, Battery Partners, Elmwood Partners II and AER Partners (the "Lindseth Entities"), purchased or acquired at various times since the Company's inception an aggregate of 5,169,645 shares of AER Common Stock for a total cost of $7,186,979. These shares were purchased at the same prices and on the same terms as AER Common Stock purchased by other shareholders at the same times. Kindt-Collins purchased an additional 100,000 shares of AER Common Stock in the Company's initial public offering in July 1993. Elmwood Partners II purchased an additional 350,000 shares of AER Common Stock in the Company's public offering in November 1994. In December 1994, Kindt-Collins distributed 800,000 shares of AER Common Stock to its shareholders as a dividend. In January 1995, the 800,000 shares were subsequently contributed by the Kindt-Collins shareholders, who are also the partners of Elmwood Partners II, to Elmwood Partners II. In October 1995, Mr. Lindseth transferred his interests in Battery Partners, Elmwood Partners II and AER Partners to Jon A. Lindseth, Trustee under Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified. In February 1996, Kindt-Collins sold to Elmwood Partners II 1,058,500 shares of AER Common Stock acquired prior to the Company's initial public offering for a total cost of $1,998,500 or approximately $1.89 per share. In February 1996, Elmwood Partners II purchased 950,000 shares of AER Common Stock in the public market.

                              CERTAIN TRANSACTIONS

         The Company is party to a 1989 License Agreement (the "DEMI License") with Dreisbach Electromotive, Inc. ("DEMI") and Mike Cheiky, a founder of DEMI, its former principal inventor and a former director of DEMI. During 1999, 1998 and 1997, respectively, the Company recorded total royalty expense of $0.05 million, $0.10 million, and $0.10 million related to the DEMI License. During 1999, all minimum royalty payments under this agreement were completed and paid in full. DEMI has also agreed to the terms of a proposed original equipment manufacturer ("OEM") air manager license agreement to be entered into by the Company and any OEMs licensing the air manager system. The DEMI License basically provides for royalties of 4% payable to DEMI on net sales of zinc-air batteries incorporating DEMI's technology made by the Company or its sublicensees. The OEM air manager license basically provides that 4% of the royalties the Company receives from sublicensing the air manager system will be payable to DEMI.

         Mr. Dorheim is a director of DEMI. At the time the DEMI License was executed, all of the shareholders of DEMI were shareholders in the Company. The Company is unable to determine how many DEMI shareholders (other than the Lindseth Entities) currently own AER Common Stock. As of December 31, 1999, the Lindseth Entities owned approximately 13% of the stock of DEMI.

         Messrs. Dorheim, Harris, Bentz and Tinker, all current executive officers of the Company, acquired a total of 156,375 shares of AER Common Stock in exchange for a total of $160,375 in cash and promissory notes when they began employment. In December 1994, the notes were amended to include full recourse against the borrowers in the event of nonpayment and to add a provision whereby the Company would forgive the entire indebtedness contingent on the continued employment of each such employee. On each of the days December 1, 1997 and 1998, pursuant to the forgiveness provisions, an aggregate of $41,912 of outstanding principal and related interest were forgiven and recorded as compensation expense for each of the years then ended. Upon the debt forgiveness on December 1, 1998, no notes remained outstanding. In addition, in each of these years, the Company reimbursed Messrs. Dorheim, Harris, Bentz and Tinker income taxes related to the additional compensation in the aggregate amount of $31,760.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the outstanding AER Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 1999 its officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 2000. Ernst & Young LLP have been the independent public auditors for the Company since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

         A shareholder who wishes to submit a proposal for action at the 2001 Annual Meeting of Shareholders and have the proposal included in the proxy statement for such meeting must send his proposal sufficiently in advance so that it is received at the Company's executive offices by January 15, 2001. Further, a shareholder proposal received after January 15, 2001 will be considered untimely and the form of proxy accompanying this proxy statement may confer discretionary authority to the Company to vote on any such proposal. The shareholder should also notify the Company in writing regarding his intention to appear personally at the meeting to present his proposal at the time he submits his proposal.

                                 OTHER MATTERS

         Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                      By Order of the Board of Directors

                                      /s/  J. T. MOORE

                                      J. T. Moore
                                      Vice President - Chief Financial Officer,
                                      Secretary and Treasurer

[X] PLEASE MARK VOTE
    AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                           AER ENERGY RESOURCES, INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 12, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David W. Dorheim and Jon A. Lindseth, or either of them, each with full power of substitution, acting jointly or by either one of them if only one be present and acting, attorney and proxy to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present) at the annual meeting of shareholders of AER Energy Resources, Inc. to be held on April 12, 2000, including adjournments.

                                                     With-    For All
                                            For      hold      Except

1.       The election as directors of all   [ ]       [ ]       [ ]
         nominees listed below (except
         as marked to the contrary):

DAVID G. BROWN, JAMES W. DIXON, DAVID W. DORHEIM, WILLIAM L. JACKSON, JON A. LINDSETH AND JOHN L. WILKES

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

2. In their discretion upon such other business as may properly come before the meeting.

         THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE, AS INDICATED IN THE ENCLOSED PROXY STATEMENT. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


                                                       Date
 PLEASE BE SURE TO SIGN AND DATE THIS
       PROXY IN THE BOX BELOW.
                                             ---------------------------



---------------------------------          ------------------------------------
Shareholder sign above                     Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.

                           AER ENERGY RESOURCES, INC.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY